                                                               EXHIBIT 23.9

               CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

  I hereby consent to the reference to me as a prospective director of Meditrust Corporation and Meditrust Operating Company where it appears in this Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                                /s/ David F. Benson

                                          _________________________________

                                          David F. Benson